                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                US UNWIRED INC.
             (Exact name of Registrant as specified in its charter)

              LOUISIANA                                72-0647424
     (STATE OF INCORPORATION OR             (I.R.S. EMPLOYER IDENTIFICATION
            ORGANIZATION)                               NUMBER)

                              CM TOWER, SUITE 1900
                              ONE LAKESHORE DRIVE
                            LAKE CHARLES, LA  70629
                                 (318) 436-9000
              (Address of principal executive offices) (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

                     CLASS A, COMMON STOCK, $.01 PAR VALUE
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

         The information required by this item is incorporated by reference from pages 60 through 63 of Amendment No. 2 to the Registration Statement on Form S-1 of the Registrant, Registration No. 33-15783, under the heading "Description of Capital Stock," a copy of which is included as Exhibit 3 hereto.


Item 2.  Exhibits

1. The Registrant's Amended and Restated Articles of Incorporation and By-laws filed as Exhibits 3.1 and 3.2, respectively, to Amendment No. 2 to the Registration Statement of Registrant, Registration No. 33-15783 and incorporated herein by reference.

2. Agreement dated as of December 26, 1996 among Mercury, Inc., a Louisiana corporation, William L. Henning, Sr., William L. Henning, Jr., John A. Henning, Thomas G. Henning, Hansen Evans Scobee, Renee Scobee, Marie Scobee Williams, Henry Rice Scobee, Robert Piper, Thomas
         G. Henning, as trustee of the William L. Henning, Jr. Exempt Class Trust No. 1 U/A 9/20/96, Thomas G. Henning, as trustee of the John A. Henning Exempt Class Trust No. 1 U/A 9/20/96, and Thomas G. Henning as trustee of the Thomas G. Henning Exempt Class Trust No. 1 U/A 9/20/96 filed as Exhibit 4.79 to Amendment No. 2 to the Registration Statement of Registrant, Registration No. 15783 and incorporated herein by reference.

3. Description of the Registrant's capital stock from pages 60 through 63 of Amendment No. 2 to the Registration Statement on Form S-1 of the Registrant, Registration No. 33-15783, under the heading "Description of Capital Stock and incorporated herein by reference."


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Ace of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        US UNWIRED INC.
                                        Date:  January 17, 1997
                                        By: /s/ William L. Henning, Jr.

                                  EXHIBIT LIST

1. The Registrant's Amended and Restated Articles of Incorporation and By-laws filed as Exhibits 3.1 and 3.2, respectively, to Amendment No. 2 to the Registration Statement of Registrant, Registration No. 33-15783 and incorporated herein by reference.

2. Agreement dated as of December 26, 1996 among Mercury, Inc., a Louisiana corporation, William L. Henning, Sr., William L. Henning, Jr., John A. Henning, Thomas G. Henning, Hansen Evans Scobee, Renee Scobee, Marie Scobee Williams, Henry Rice Scobee, Robert Piper, Thomas
         G. Henning, as trustee of the William L. Henning, Jr. Exempt Class Trust No. 1 U/A 9/20/96, Thomas G. Henning, as trustee of the John A. Henning Exempt Class Trust No. 1 U/A 9/20/96, and Thomas G. Henning as trustee of the Thomas G. Henning Exempt Class Trust No. 1 U/A 9/20/96 filed as Exhibit 4.79 to Amendment No. 2 to the Registration Statement of Registrant, Registration No. 15783 and incorporated herein by reference.

3. Description of the Registrant's capital stock from pages 60 through 63 of Amendment No. 2 to the Registration Statement on Form S-1 of the Registrant, Registration No. 33-15783, under the heading "Description of Capital Stock" and incorporated herein by reference.